SCHEDULE 14A
(RULE 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.    )

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☑	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

UNIVEST Corporation of Pennsylvania

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement if other than the Registrant)

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14 North Main Street
P. O. Box 64197
Souderton, Pennsylvania 18964
NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
April 12, 2005

TO THE HOLDERS OF COMMON STOCK:
      The Annual Meeting of Shareholders of Univest Corporation of Pennsylvania will be held on Tuesday, April 12, 2005, at 10:45 a.m., in the Univest Building, 14 North Main Street, Souderton, Pennsylvania.
      Univest’s Board of Directors recommends a vote:

1.	FOR the election of four Class III directors each for a three-year term expiring in 2008 and until their successors are elected and qualified.

2.	FOR the election of three alternate directors each for a one-year term expiring in 2006 and until their successors are elected and qualified.
      Other business, of which none is anticipated, as may properly come before the meeting or any postponements or adjournments thereof will be transacted.
      The close of business on February 25, 2005, has been fixed by the Board of Directors as the record date for the determination of shareholders entitled to notice of and to vote at the annual meeting.
      The accompanying proxy statement forms a part of this notice.
      SEPARATE PROXY CARDS ARE ENCLOSED TO SHAREHOLDERS FOR THE PURPOSE OF VOTING ALL THEIR SHARES OF THE CORPORATION’S COMMON STOCK.
      IT IS IMPORTANT THAT EACH SHAREHOLDER EXERCISE HIS/HER RIGHT TO VOTE. Whether or not you plan to attend the meeting, please take a moment now to cast your vote over the Internet or by telephone in accordance with the instructions set forth on the enclosed proxy card, or alternatively, to complete, sign, and date the enclosed proxy card and return it in the postage-paid envelope we have provided in order that your shares will be represented at the meeting. If you attend the meeting, you may vote in person.
By Order of the Board of Directors
WILLIAM S. AICHELE
Chairman
WALLACE H. BIELER
Secretary
March 11, 2005

PROXY STATEMENT
      Univest Corporation of Pennsylvania (Univest or Corporation) is a one-bank holding company organized by Union National Bank and Trust Company of Souderton under the Bank Holding Company Act of 1956, as amended. Univest elected to become a Financial Holding Company in 2000 as provided under Title I of the Gramm-Leach-Bliley Act, and is subject to supervision by the Federal Reserve System. The Principal subsidiary of the Corporation is Univest National Bank and Trust Co. (Bank). Union National Bank and Trust Company of Souderton and Pennview Savings Bank (which was a wholly owned subsidiary of the Corporation) were merged together on January 18, 2003 with Union National Bank and Trust Company of Souderton being the surviving entity. Upon the completion of the merger, Union National Bank and Trust Company of Souderton’s name was changed to Univest National Bank and Trust Co.
      The accompanying proxy is solicited by the Board of Directors (Board) of Univest Corporation of Pennsylvania, 14 North Main Street, P.O. Box 64197, Souderton, Pennsylvania 18964, for use at the Annual Meeting of Shareholders to be held April 12, 2005, and at any adjournment thereof. Copies of this proxy statement and proxies to vote the Common Stock are being sent to the shareholders on or about March 11, 2005. Any shareholder executing a proxy may revoke it at any time by giving written notice to the Secretary of the Corporation before it is voted. Some of the officers of the Corporation or employees of the Bank and other subsidiary companies or employees of StockTrans, Inc., may solicit proxies personally and by telephone, if deemed necessary. The Corporation will bear the cost of solicitation and will reimburse brokers or other persons holding shares of the Corporation’s voting stock in their names, or in the names of their nominees, for reasonable expense in forwarding proxy cards and proxy statements to beneficial owners of such stock.
      The persons named in the proxy will vote in accordance with the instructions of the shareholder executing the proxy, or in the absence of any such instruction, for or against on each matter in accordance with the recommendations of the Board set forth in the proxy.
      Univest’s Board recommends a vote:

1.	FOR the election of the four Class III Directors nominated by the Board each for a three-year term.

2.	FOR the election of the three Alternate Directors nominated by the Board each for a one-year term.
      The Board has fixed the close of business on February 25, 2005, as the record date for the determination of shareholders entitled to notice and to vote at the Annual Meeting. As of February 25, 2005, there were issued 9,916,062 and 8,589,955 outstanding shares of Common Stock (exclusive of 1,326,107 shares held as treasury stock which will not be voted).
      Holders of record of the Corporation’s Common Stock on February 25, 2005 will be entitled to one vote per share on all business of the meeting. The matters of business listed in this proxy will be decided by majority vote of the shares represented at the meeting. Certain other matters, of which none are anticipated to be voted upon at the meeting, may require super majority approval as specified by the amended Articles of Incorporation. The presence in person or by proxy of the holders of 66 2/3% of the outstanding shares of Common Stock will constitute a quorum for the transaction of business at the meeting.
      As of February 16, 2005, Univest National Bank and Trust Co. held 703,650 shares or 8.2% of the Corporation’s Common Stock in various trust accounts in a fiduciary capacity in its Trust Department. No one trust account has 5% or more of the Corporation’s Common Stock.

      A copy of the Annual Report to Shareholders, including financial statements for the year ended December 31, 2004, was mailed on March 11, 2005 to each shareholder of record as of February 25, 2005. The Annual Report is not a part of the proxy soliciting material.
ELECTION OF DIRECTORS
      The persons named in the accompanying proxy intend to vote to elect as directors the nominees listed below in each case, unless authority to vote for directors is withheld in the proxy. The Bylaws authorize the Board to fix the number of Directors to be elected from time to time. By proper motion, they have established the number at four Class III Directors each to be elected for a three-year term expiring in 2008 and a pool of three Alternate Directors each to be elected for a one-year term expiring in 2006.
      The nominating committee has recommended the slate of nominees listed below for election as Class III Directors and Alternate Directors. Management is informed that all the nominees are willing to serve as directors, but if any of them should decline or be unable to serve, the persons named in the proxy will vote for the election of such other person or persons as may be designated by the Board, unless the Board reduces the number of directors in accordance with the Corporation’s Bylaws.
The following information, as of February 16, 2005, is provided with respect to the nominees for election to the Board.

			Director
			Since
Name	Age	Business Experience	**
Class III (to be elected for a three-year term expiring 2008):*
Marvin A. Anders	65	Retired Chairman of the Corporation and Retired Chairman of Univest National Bank	1996
R. Lee Delp	58	Principal, R.L. Delp & Company (Business Consulting) Chairman of the Boards of Directors: ATEECO, Inc.; Palliser Limited; Leidy’s Inc. Member Board of Directors: Loewen Windows; Central Montgomery Medical Center Former President/CEO, Board of Directors, MOPAC, Inc.	1994
H. Ray Mininger	64	President, H. Mininger & Son, Inc. (General Contractor)	1995
P. Gregory Shelly	59	President, Shelly Enterprises, Inc. (Building Materials) and Officer/Partner of other Shelly Enterprise Related Companies	1985
Alternate Directors (to be elected for a one-year term expiring 2006):*
Richard W. Godshall	71	Physician, Upper Bucks Orthopedic Association	1999
Margaret K. Zook	59	Administrator Souderton Mennonite Homes (Retirement Community)	1999
William G. Morral	58	Executive Director, North Penn United Way; Retired CFO, Moyer Packing Company	2002

			Director
			Since
Name	Age	Business Experience	**
The following directors are not subject to election now as they were elected in prior years for terms expiring in future years.
Class I (continuing for a three-year term expiring 2006):
William S. Aichele	54	Chairman, President, and CEO of the Corporation and Chairman and CEO of Univest National Bank	1990
Norman L. Keller	67	Retired Executive Vice President of the Corporation and Retired President and CEO of Pennview Savings Bank	1990
Thomas K. Leidy	66	Retired President and CEO Leidy’s, Inc. (Pork Processing)	1984
Merrill S. Moyer	70	Retired Chairman of the Corporation and Retired Chairman of Univest National Bank	1984
Class II (continuing for a three-year term expiring 2007):
James L. Bergey	69	President, Abram W. Bergey and Sons, Inc. (Floor Coverings)	1984
Charles H. Hoeflich	90	Chairman Emeritus of the Corporation	1962
John U. Young	66	President, Alderfer, Inc. (Meat Processing)	1990

*	All nominees are now directors or alternate directors respectively.

**	Dates indicate initial year as a director or alternate director of Univest or the Bank.
The following information, as of February 16, 2005, is provided with respect to the Executive Officers of the Corporation not serving as a Director of the Board.

			Current
			Position
Name	Age	Current Primary Positions	Since
Wallace H. Bieler	59	Senior Executive Vice President, COO, and CFO of Univest Corporation and CFO of Univest National Bank	2005
K. Leon Moyer	55	Senior Executive Vice President Univest Corporation and President and COO of Univest National Bank	2005
George D. Terry	67	Executive Vice President Univest Corporation and Univest National Bank	2004

Beneficial Ownership of Directors and Officers

	Shares of
	Common Stock	Percent of
	Beneficially	Outstanding
Name	Owned 2/16/05*	Shares

William S. Aichele (1)	219,162	2.52%
Marvin A. Anders (2)	213,115	2.45%
Wallace H. Bieler (3)	39,741	**
James L. Bergey (4)	19,066	**
R. Lee Delp	5,931	**
Richard W. Godshall	5,176	**
Charles H. Hoeflich	190,180	2.19%
Norman L. Keller (5)	54,051	**
Thomas K. Leidy (6)	211,718	2.43%
H. Ray Mininger	10,103	**
William G. Morral (7)	15,834	**
K. Leon Moyer (8)	29,795	**
Merrill S. Moyer (9)	216,631	2.49%
P. Gregory Shelly (10)	67,592	**
George D. Terry (11)	5,432	**
John U. Young	11,156	**
Margaret K. Zook	574	**
All Directors and Executive Officers as a Group (17 persons)	937,257	10.78%

*	The shares “Beneficially owned” may include shares owned by or for, among others, the spouse and/or minor children of the individuals and any other relative who has the same home as such individual, as well as other shares as to which the individual has or shared voting or investment power. Beneficial ownership may be disclaimed as to certain of the securities.

**	Beneficially owns less than 1% of the outstanding shares of the Common Stock of Univest.

(1)	Includes 126,000 shares in the Univest Deferred Salary Savings Plan of which Mr. Aichele is a co-trustee. He disclaims beneficial ownership of these shares. Also included are 66,770 shares which may be acquired by the exercise of vested stock options.

(2)	Includes 126,000 shares in the Univest Deferred Salary Savings Plan of which Mr. Anders is a co-trustee and 24,198 shares owned by a member of his family. He disclaims beneficial ownership of these shares. Also included are 15,076 shares which may be acquired by the exercise of vested stock options.

(3)	Includes 16,240 shares which may be acquired by the exercise of vested stock options.

(4)	Includes 1,039 shares owned by a member of Mr. Bergey’s family. He disclaims beneficial ownership of these shares.

(5)	Includes 25,462 shares owned by members of Mr. Keller’s family. He disclaims beneficial ownership of these shares.

(6)	Includes 126,000 shares in the Univest Deferred Salary Savings Plan of which Mr. Leidy is a co-trustee, 6,592 shares owned by a member of his family, and 23,706 shares over which he shares voting and/or investment power. He disclaims beneficial ownership of these shares.

(7)	Includes 1,287 shares owned by members of Mr. Morral’s family. He disclaims beneficial ownership of these shares.

(8)	Includes 4,201 shares owned by members of Mr. Moyer’s family. He disclaims beneficial ownership of these shares. Also included are 15,406 shares which may be acquired by the exercise of vested stock options.

(9)	Includes 126,000 shares in the Univest Deferred Salary Savings Plan of which Mr. Moyer is a co-trustee, and 31,023 shares owned by a member of his family. He disclaims beneficial ownership of these shares.

(10)	Includes 24,969 shares owned by members of Mr. Shelly’s family. He disclaims beneficial ownership of these shares.

(11)	Includes 5,292 shares which may be acquired by the exercise of vested stock options.
Compliance with Section 16 (a) of the Securities Exchange Act of 1954
      Section 16 (a) of the Securities Exchange Act of 1934 requires the Corporation’s directors and executive officers, and persons who own more than ten percent of a registered class of the Corporation’s equity securities, to file with the SEC initial reports of ownership and reports of changes in ownership of Common Shares and other equity securities of the Corporation. Officers, directors and greater than ten percent shareholders are required by SEC regulations to furnish the Corporation with copies of all Section 16 (a) forms they file.
      To the Corporation’s knowledge, based solely on a review of the copies of such reports furnished to the Corporation and written representations that no other reports were required during the fiscal year ended December 31, 2004, all Section 16 (a) reports by its officers, directors and greater than ten percent beneficial owners were timely filed except reports filed by the four trustees of Univest’s Deferred Salary Savings Plan for the acquisition of 1,000 shares of Common Stock of the Corporation for the Deferred Salary Savings Plan on February 10, 2004.
The Board, the Board’s Committees and Their Functions
      Univest’s Board met eleven times during 2004. All of the directors attended at least 75% of the meetings of the Board and of the committees of which they were members. All directors are encouraged to attend the annual meeting of Shareholders. In 2004, all fourteen Directors were present at the annual shareholder’s meeting. The Board has established a number of committees, including the Audit Committee, the Compensation Committee and the Nominating Committee, each of which is described below.
      Each non-employee Director or Alternate Director is paid an annual retainer fee of $9,500. Each non-employee Director receives a fee of $750 for each Board Meeting of Univest Corporation of Pennsylvania or Univest National Bank and Trust Co. which he/she attends. Each Alternate Director receives a “consultant fee” of $750 for each Board meeting of Univest Corporation of Pennsylvania or Univest National Bank and Trust Co. which he/she attends. Only one fee is paid to the Director or Alternate Director if these Boards meet on a concurrent basis. Non-employee Directors who are members of the Executive Committee or Loan Policy Committee of the Board receive a fee of $650 for each meeting attended. Non-employee Directors or Alternate Directors who attend other committee meetings of the Board receive a fee or “consultant fee” ranging from $450 to $650 for each meeting attended.

      All shareholder correspondence to the Board may be sent to the Corporation and will be forwarded to the appropriate Board member or committee chair. To contact any Board members or committee chairs, please mail your correspondence to:
Univest Corporation
Attention (Board Member’s name)
Office the Corporate Secretary
14 N. Main Street
P.O. Box 64197
Souderton, PA 18964
Board of Director Committees

Corporate
Board Member	Board		Audit	Compensation	Nominating	Independent*

William S. Aichele	Chairman	—		—	—	—
Marvin A. Anders	X	—		—	—	—
James L. Bergey	X	—		X	X	X
R. Lee Delp	X	—		X	X	X
Charles H. Hoeflich	X	—		Chairman	X	X
Norman L. Keller	X	—		—	—	—
Thomas K. Leidy	X	—		X	X	X
H. Ray Mininger	X	—		—	—	—
Merrill S. Moyer	X	Chairman		X	Chairman	X
P. Gregory Shelly	X	X		—	—	X
John U. Young	X	X		—	—	X

*	Director meets the independence requirements as defined in the listing standards of the Nasdaq Stock Market and SEC regulations.
Audit Committee
      The audit committee’s responsibilities include: annual review of and recommendation to the Board for the selection of the Corporation’s independent auditors, review with the internal and independent auditors the overall scope and plans for the respective audits as well as the results of such audits, and review with management and the internal and independent auditors, the effectiveness of accounting and financial controls, and interim and annual financial reports. All of the members of the audit committee are independent as defined in the listing standards of the Nasdaq Stock Market and SEC regulations.
      The Board has determined that Merrill S. Moyer, Chairman of the Audit Committee, meets the requirements recently adopted by the Securities and Exchange Commission and the Nasdaq Stock Market for qualification as an audit committee financial expert. Mr. Moyer has past employment experience with the Corporation as a Chief Executive Officer, including active supervision of the Chief Financial Officer and other senior financial officers, providing him with a high level of financial sophistication, as well as a comprehensive knowledge of internal controls and audit committee functions. He has served as Chairman of the Audit

Committee since 1999. An audit committee financial expert is defined as a person who has the following attributes: (i) an understanding of generally accepted accounting principles and financial statements; (ii) the ability to assess the general application of such principles in connection with the accounting for estimates, accruals and reserves; (iii) experience preparing, auditing, analyzing or evaluating financial statements that present a breadth and level of complexity or accounting issues that are generally comparable to the breadth and complexity of issues that can reasonably be expected to be raised by the registrant’s financial statements, or experience actively supervising one or more persons engaged in such activities; (iv) an understanding of internal controls and procedures for financial reporting; and (v) an understanding of audit committee functions.
      The identification of a person as an audit committee financial expert does not impose on such person any duties, obligations or liability that are greater than those that are imposed on such person as a member of the Audit Committee and the Board in the absence of such identification. Moreover, the identification of a person as an audit committee financial expert for purposes of the regulations of the Securities and Exchange Commission does not affect the duties, obligations or liability of any other member of the Audit Committee or the Board. Additionally, a person who is determined to be an audit committee financial expert will not be deemed an “expert” for purposes of Section 11 of the Securities Act of 1933.
      The Board approved an updated Audit Committee Charter in February 2005. At the February 2005 meeting of the Audit Committee, the Committee re-approved the Audit and Non-Audit Services Pre-Approval Policy. Copies of these documents may be found on Univest Corporation Web Site: www.univest.net in the “INVESTOR INFORMATION” section under Corporate Governance.
REPORT OF THE AUDIT COMMITTEE
      The Audit Committee (Committee) met seven (7) times in 2004. The Committee has reviewed and discussed the audited consolidated financial statements of the Corporation for the year ended December 31, 2004, with the Corporation’s management. The Committee has discussed with KPMG, LLP (KPMG), the Corporation’s independent accountants for the fiscal year ended December 31, 2004, the matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees), as modified or supplemented.
      The Committee has also received the written disclosures and the letter from KPMG required by Independence Standards Board Standard No. 1 (Independence Discussion with Audit Committees), and the Committee has discussed the independence of KPMG with that firm.
      Based on the Committee’s review and discussions noted above, the Committee recommended to the Board that the Corporation’s audited consolidated financial statements be included in the Corporation’s Annual Report on Form 10-K for the year ended December 31, 2004, for filing with the Securities and Exchange Commission.
UNIVEST AUDIT COMMITTEE:
Merrill S. Moyer, Chairman
P. Gregory Shelly
John U. Young

Appointment of Independent Auditors for 2004
      On January 14, 2004, Univest retained KPMG, LLP, (KPMG) as its new independent auditor for the fiscal year ending December 31, 2004, replacing Ernst & Young, LLP, (E&Y) who served as the independent auditor for the fiscal year ending December 31, 2003. The decision to change the independent auditor was recommended and approved by the Audit Committee.
      During each of the fiscal years ended December 31, 2002 and 2003, none of E&Y’s reports on the financial statements of Univest contained an adverse opinion or a disclaimer of opinion or was qualified or modified as to uncertainty, audit scope or accounting principle, and there were no disagreements between Univest and E&Y on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreement(s), if not resolved to the satisfaction of E&Y would have caused it to make reference to the subject matter of the disagreement(s) in connection with its reports. There were no “reportable events” as that term is defined in Item 304 (a)(1)(v) of Regulation S-K occurring within Univest in the two most recent fiscal years.
      During Univest’s two most recent fiscal years and, through the date of engagement, Univest did not consult with KPMG regarding any of the matters or events set forth in Item 304 (a) (2) of Regulation S-K.
      In previous years, shareholder ratification of the selection of the independent auditor for the Corporation was requested at the annual shareholder meeting. In the spirit of the new corporate governance requirements of the Sarbanes-Oxley Act of 2002, and Section 10A — (m)(2) of the Securities Exchange Act of 1934, as amended, which states — “The audit committee of each issuer, in its capacity as a committee of the board of directors, shall be directly responsible for the appointment, compensation, and oversight of the work of any registered public accounting firm employed by the issuer (including resolution of disagreements between management and the auditor regarding financial reporting) for the purpose of preparing or issuing an audit report or related work, and each such registered public accounting firm shall report directly to the audit committee” — the Audit Committee, with the approval of the Board, has determined that a ratification vote would inhibit the committee’s ability to make timely decisions with respect to the appointment and/or dismissal of the independent auditing firm and has therefore recommended removal of the ratification vote from the proxy process.
      A representative from KPMG, as auditor for the current fiscal year, is expected to be present at the Annual Meeting and will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

Independent Auditor Firm Fees
      The following table presents fees for professional audit services rendered by KPMG for the audit of the Corporation’s annual financial statements for 2004 and fees billed for other services rendered by KPMG:

2004

Audit Fees	$266,930
Audit Related Fees(1)	61,562
Tax Fees(2)	54,500
Other Fees	-0-

(1)	Includes audit of benefit plans, the student loan audit and FOCUS audit.

(2)	Includes tax compliance and tax advice relating to acquisition issues.

COMPENSATION AND ADDITIONAL INFORMATION
      The following table sets forth, for the preceding three years, the compensation which the Corporation and its subsidiaries paid to the five highest paid executive officers whose compensation exceeded $100,000 during 2004.
SUMMARY COMPENSATION TABLE

					Long-Term	All Other
	Annual Compensation				Compensation	Compensation

						401(k) and
					Securities	Supplemental
				Other Annual	Underlying	Pension Plan
Name and Principal Position	Year	Salary	Bonus	Compensation	Options/SARs	Contributions

		($)	($)	($)(1)(2)	(#)	($)

William S. Aichele	2004	$352,000	$-0-	$11,313	-0-	$6,500
Chairman, President, and CEO	2003	347,885	139,154	11,116	13,500	6,000
of Univest Corporation and	2002	320,000	128,000	10,668	17,500	5,500
Chairman and CEO of Univest National Bank
Marvin A. Anders	2004	$244,038	$-0-	$5,973	-0-	$6,500
Retired (12/31/04) Chairman	2003	216,000	54,000	6,058	8,400	6,000
of Univest Corporation and	2002	200,000	50,000	7,090	11,250	5,500
Univest National Bank
Wallace H. Bieler	2004	$187,000	$-0-	$8,943	-0-	$5,878
Senior Executive Vice	2003	178,096	44,524	1,863	4,300	5,156
President, COO and CFO of	2002	165,000	41,250	2,335	5,750	4,950
Univest Corporation and CFO of Univest National Bank
K. Leon Moyer	2004	$175,000	$-0-	$8,830	-0-	$5,515
Senior Executive Vice President	2003	160,962	40,240	263	4,000	4,658
of Univest Corporation and	2002	147,500	36,875	660	5,125	4,425
President and COO of Univest National Bank
George D. Terry	2004	$142,500	$-0-	$4,800	-0-	$4,419
Executive Vice President of	2003	143,308	35,827	-0-	3,500	4,140
Univest Corporation and	2002	133,250	32,000	-0-	4,625	3,998
Univest National Bank

(1)	Includes use of company car, personal tax preparation services, and country club membership dues.

(2)	Does not include an actuarial expense or benefit accrual for the Supplemental Pension Plan that is described in the section on Long-Term Incentives. This expense for the year 2004 totaled $625,324 for certain executive officers (retired and active) including the individuals named in the Summary Compensation Table. The approximate 2004 actuarial expense was as follows: William S. Aichele $58,620; Marvin A. Anders $153,807; Wallace H. Bieler $83,975; K. Leon Moyer $57,117, and George D. Terry $0.

OPTION GRANTS IN LAST FISCAL YEAR
      There were no options granted for 2004.
AGGREGATED OPTION/ SAR EXERCISES IN LAST FISCAL YEAR AND
FISCAL YEAR-END OPTION/ SAR VALUES

Number of
			Securities		Value of
			Underlying		Unexercised
			Unexercised		In-the-Money
			Options/SARs at		Options/SARs at
	Shares		FY-End (#)		FY-End ($)
	Acquired on	Value	Exercisable(E)		Exercisable(E)
Name	Exercise*	Realized**	Unexercisable(U)		Unexercisable(U)

William S. Aichele	0	$0	66,770(E	)	$1,621,935(E	)
			30,792(U	)	304,661(U	)

Marvin A. Anders	0	$0	26,838(E	)	622,593(E	)
			19,025(U	)	186,198(U	)

Wallace H. Bieler	2,922	$65,813	16,240(E	)	378,869(E	)
			10,218(U	)	103,791(U	)

K. Leon Moyer	3,280	$97,322	15,406(E	)	359,465(E	)
			9,501(U	)	97,096(U	)

George D. Terry	4,362	$120,658	5,292(E	)	100,140(E	)
			7,833(U	)	76,100(U	)

*	The Corporation has a stock-for-stock-option exchange (or cashless exercise) program in place, whereby optionees can exchange the value of the spread of in-the-money options for Corporation stock having an equivalent value. This exchange allows the executives to exercise their options on a net basis without having to pay the exercise price in cash. However, it will result in the executives acquiring fewer shares than the number of options exercised. One of the named executives utilized this program in 2004.

**	“Value Realized” is calculated by subtracting the exercise price from the Fair Market Value as of exercise date. Fair Market Value is calculated as the mean of the closing bid and asked prices of the Corporation’s common stock as reported by the Nasdaq Stock Market.
UNIVEST CORPORATION OF PENNSYLVANIA
BOARD COMPENSATION COMMITTEE
REPORT ON EXECUTIVE COMPENSATION
      The Compensation Committee of the Board (“Committee”) for the fiscal year ended December 31, 2004 was comprised of five independent members appointed by the Board: James L. Bergey, R. Lee Delp, Charles H. Hoeflich, Thomas K. Leidy, and Merrill S. Moyer. The Committee met six (6) times in 2004.
      The Committee’s responsibilities include reviewing and approving corporate goals and objectives, including financial performance and shareholder return, relevant to approving the annual compensation of the

Corporation’s CEO, executive officers, and other key management personnel through consultation with management and the Corporation’s independent professional compensation consultants. Recommendations are made to the Board with respect to overall incentive-based compensation plans, including equity based plans, which includes a review of the Corporation’s management development and succession plans. In addition the Committee will review and recommend changes to the annual retainer and committee fee structure for non-employee directors on the Board. The committee’s charter is available at the Corporation’s website on the internet: www.univest.net.
EXECUTIVE COMPENSATION POLICY
      The principal objective of the Corporation is to maximize shareholder value through the development and enhancement of the Corporation’s business operations. To further that objective, the Corporation’s executive compensation program is designed to:

•	Attract and retain quality talent, which is critical to both the short-term and long-term success of the Corporation.
•	Support strategic performance objectives through the use of compensation programs.

•	Create a mutuality of interest between executive officers and shareholders through compensation structures that share the rewards and risks of strategic decision-making.

•	Require executives to acquire substantial levels of ownership of Corporation stock in order to better align the executives’ interests with those of the shareholders through a variety of plans.

•	Ensure that compensation has been and will continue to be tax deductible.
      An executive’s total compensation is composed of three primary components: base salary compensation, annual incentive compensation, and long-term incentive compensation. Each component is based on individual and group performance factors, which are measured objectively and subjectively by the Committee.
BASE SALARY COMPENSATION
      The Committee’s approach is to offer competitive salaries in comparison with market practices. The Committee annually examines market compensation levels and trends observed in the labor market. For its purposes, the Committee has defined the labor markets as the pool of executives who are currently employed in similar positions in companies with similar market capitalization, with special emphasis placed on salaries paid by companies that constitute the banking industry. Market information is used as a frame of reference for annual salary adjustments and starting salaries.
      The Committee makes salary decisions in a structured annual review. The Committee considers decision-making responsibilities, experience, work performance and achievement of key goals, and team-building skills of each position as the most important measurement factors in its annual reviews. To help quantify these measures, the Committee has, from time to time, enlisted the assistance of independent compensation consultants.
IRC § 162(m)
      Internal Revenue Code Section 162(m) imposes a limitation on the deduction for certain executive officers’ compensation unless certain requirements are met. The Corporation and the Committee have carefully considered the impact of these tax laws and have taken certain actions intended to preserve the Corporation’s tax deduction with respect to any affected compensation.
ANNUAL INCENTIVES
      Univest established an annual incentive plan to reward executive officers for accomplishing annual financial objectives. The weighted financial measures and related targets for the plan are set forth in the preceding fiscal year by the Committee. Individual annual bonus level targets are consistent with market practices for positions with comparable decision-making responsibilities.
      There were no bonuses paid under the Plan in 2004.
LONG-TERM INCENTIVES
      At the Annual Meeting in 2003, the shareholders approved the Univest 2003 Long-Term Incentive Plan. This plan replaced the 1993 Univest Long-Term Incentive Plan. The purpose of the plan is to enable employees of the Corporation to: (i) own shares of stock in the Corporation, (ii) participate in the shareholder value which has been created, (iii) have a mutuality of interest with other shareholders and (iv) enable the Corporation to attract, retain and motivate key employees of particular merit.
      Participation in the Long-Term Incentive Plan is determined by the Committee. The plan authorizes the Committee to grant both stock and/or cash-based awards through incentive and non-qualified stock options, stock appreciation rights, restricted stock, and/or long-term performance awards to participants. With respect to these grants, 1,000,000 shares were set aside for these long-term incentives. At the time of an award grant, the Committee will determine the type of award to be made and the specific conditions upon which an award will be granted (i.e. term, vesting, performance criteria, etc.). The terms of the awards will be based on what the Committee determines is the most effective performance compensation approach to meet Univest’s strategic needs.
      Univest provides non-qualified pension plans for certain executive officers, including certain individuals, some named in the Summary Compensation Table. During 2000, Univest purchased bank-owned life insurance arrangements, which are commonly referred to as “BOLI” to offset the funding needs of future obligations under these non-qualified pension plans.
      The non-qualified pension plans provide an additional retirement benefit paid to the employee beginning at age 65 for a term between 10 and 15 years, plus death benefits.
FUTURE AWARD DETERMINATION
      The Committee will continue to reassess Univest’s executive compensation program in order to ensure that it promotes the long-term objectives of Univest, encourages growth in shareholder value, provides the opportunity for management investment in the Corporation, and attracts and retains top-level executives who will manage strategically in 2005 and beyond.
CEO COMPENSATION
      The salary paid to William S. Aichele in 2004 was increased to $352,000 as compared with $347,885 in 2003. This increase in base salary was provided to better align Mr. Aichele with the CEOs of a peer group of financial institutions of similar size, geography and performance.

CONCLUSION
      Through the programs described above, a significant portion of the Corporation’s executive compensation is linked directly to individual and corporate performance and growth in shareholder value. The Committee intends to continue the policy of linking executive compensation to individual and corporate performance and growth in shareholder value, recognizing that the business cycle from time to time may result in an imbalance for a particular period.
UNIVEST CORPORATION COMPENSATION COMMITTEE
James L. Bergey
R. Lee Delp
Charles H. Hoeflich
Thomas K. Leidy
Merrill S. Moyer

RETIREMENT, SALARY CONTINUATION, AND DEFERRED SALARY SAVINGS PLANS
      All officers and employees of the Corporation and its subsidiaries working 1,000 hours or more in a plan year will accrue a benefit in that year and will be included in a nondiscriminatory retirement plan which qualifies under the Internal Revenue Code. The plan is compulsory and non-contributory. Benefits vest when an officer or employee completes five years of credited service. In addition, the Corporation maintains a non-qualified plan, the Supplemental Retirement Plan (the “Supplemental Retirement Plan”), which provides retirement benefits to eligible employees. The table set forth below illustrates the total combined estimated annual benefits payable under the Univest Retirement Plan and the Supplemental Retirement Plan to eligible salaried employees in hypothetical five (5) year average salary and years of service classification (assuming retirement as of January 1, 2005) are estimated as follows:

	Years of Service
Highest
Consecutive	20	25	30	35	40	45	50
5-Year Avg.
Salary

$150,000	$48,198	$52,748	$57,297	$61,847	$65,597	$69,347	$73,097
200,000	65,698	72,123	78,547	84,972	89,972	94,972	99,972
250,000	83,198	91,498	99,797	108,097	114,347	120,597	126,847
300,000	100,698	110,873	121,047	131,222	138,722	146,222	153,722
350,000	118,198	130,248	142,297	154,347	163,097	171,847	180,597
Assuming retirement as of Jan. 1, 2005

— Benefit limit under IRC section 415:	not reflected
— Maximum recognizable compensation:	not reflected
      The annual benefits are estimated on the basis of a straight life annuity notwithstanding the availability of joint and survivor annuitant and certain and continuous annuity options. Benefits are not subject to reduction for Social Security benefits. For purposes of the plan (assuming retirement at normal retirement date), William S. Aichele, Marvin A. Anders, Wallace H. Bieler, K. Leon Moyer and George D. Terry respectively, will have forty-five, forty-eight, forty-six, forty-five and thirty-three years of service. Certain groups of officers and employees have other benefits for past service with now affiliated companies.
      A salary continuation plan is provided for the certain individuals, some named in the Summary Compensation Table and to certain other executive management of the Corporation. The plan was established to provide pre- and post-retirement death benefits. Additionally, retirement benefits are payable upon the death, disability, or retirement of the individual covered by the plan and are calculated as a percentage of base salary of the individual adjusted for the cost of living. The retirement benefits payable to the individual or the spouse of the individual are for a minimum of ten (10) years and are determined in amount as of the retirement date. The salary continuation plan is an unfunded promise to pay to the named individuals which is subject to the substantial risk of forfeiture, and the individual is not considered as vested pursuant to the plan.
      On an optional basis, all officers and employees who have attained the age of 21 and have completed one month of service may participate in a deferred salary savings plan. In the year 2005, participants may defer from up to a maximum of $14,000 if under age 50 and $18,000 if over age 50. After employees complete

6 months of service, the corporation or its subsidiaries will make a matching contribution of 50% of the first 6% of the participant’s salary. All contributions are invested via a trust. The corporation’s matching contributions for 2004, amounting to $451,953, are vested at 50% at the end of two years, 75% at the end of three years, and 100% at the end of four years. Benefit payments normally are made in connection with a participant’s retirement. The plan permits early withdrawal of the money under certain circumstances. Under current Internal Revenue Service regulations, the amount contributed to the plan and the earnings on those contributions are not subject to Federal income tax until they are withdrawn from the plan.
      Compensation for Group Life Insurance premiums, hospitalization and medical plans, and other personal benefits are provided to all full-time employees and part-time employees averaging a certain number of hours and do not discriminate in favor of officers or directors of the Corporation or its subsidiaries.
NOMINATING COMMITTEE
      The Nominating met three (3) times during the fiscal year ending December 31, 2004. All members of the Committee are independent as defined by the listing standard rules of Nasdaq Stock Market and the SEC Regulations. The primary purpose of the Committee is to identify individuals for nomination as members of the Board and Board committees as appropriate for the Corporation to discharge its duties and operate in an effective manner to further enhance shareholder value. The nominating committee charter, re-approved November 24, 2004 is available for shareholder review on the internet at www.univest.net or by requesting a copy in writing from the secretary of the Corporation. Members of the Committee are: James L. Bergey, R. Lee Delp, Charles H. Hoeflich, Thomas K. Leidy, and Merrill S. Moyer.
      The committee recommended to the Board the slate of nominees included in this proxy statement for election to the Board of Directors at the annual meeting of shareholders.
      Univest has three Alternate Directors who are elected annually by the Corporation’s shareholders and serve for one-year terms. The Alternate Director position provides an avenue for the Corporation to nurture future directors that the Board of Directors has determined would qualify as a nominee for the Board of Directors. These alternate directors, by attending board meetings on a regular basis without a vote, stay informed of the activities and condition of the Corporation and stay abreast of general industry trends and any statutory or regulatory developments. The pace of change in today’s financial industry makes it imperative that the Corporation maintain a fully informed Board.
      The Nominating Committee is responsible for identifying and evaluating individuals qualified to become Board members and to recommend such individuals to the Board for nomination. In fulfilling its responsibilities to select qualified and appropriate director candidates, the Nominating Committee will seek to balance the existing skill sets of current board members with the need for other diverse skills and qualities that will complement the Corporation’s strategic vision. All candidates must possess an unquestionable commitment to high ethical standards and have a demonstrated reputation for integrity. Other facts to be considered include an individual’s business experience, education, civic and community activities, knowledge and experience with respect to the issues impacting the financial services industry and public companies, as well as the ability of the individual to devote the necessary time to service as a Director. A majority of the Directors on the Board must meet the criteria for “independence” established by the Nasdaq Stock Market, and the Nominating Committee will consider any conflicts of interest that might impair that independence.
      All nominees will be evaluated in the same manner, regardless of whether they are recommended by the Nominating Committee or recommended by a shareholder.

Shareholder Nominations
      Article II, Section 17 of the Corporation’s Bylaws governs the process of nominations for election to the Board of Directors. Nominations made by Shareholders entitled to vote for the election of Directors shall be made by notice, in writing, delivered or mailed by registered return receipt mail, postage prepaid, to the Secretary of the Corporation, not less than thirty (30) days nor more than fifty (50) days prior to any meeting of the Shareholders called for the election of Directors; provided, however, that if less than twenty-one (21) days notice of the meeting is given Shareholders, such a nomination shall be delivered or mailed to the Secretary of the Corporation not later than the close of business on the seventh (7th) day following the date on which the notice of the meeting was mailed to the Shareholders.
      Such notification shall contain the following information to the extent known to the shareholder intending to nominate any candidate for election to the Board of Directors:
      a. The name, ages and resident addresses of each of the proposed nominees;
      b. The principal occupation or employment and business address of each proposed nominee; and
      c. The total number of shares of the Corporation that, to the knowledge of the notifying Shareholders, will be voted for each of the proposed nominees;
      d. The name and resident address of the notifying Shareholder;
      e. The number of shares owned by the notifying Shareholder.
      Any nomination made by a Shareholder not made in accordance herewith may be disregarded by the Secretary of the meeting, and the votes cast for such nominee may be disregarded by the judges of election.
CODE OF CONDUCT
      The Corporation has adopted a Code of Conduct for all directors and a Code of Conduct for all officers and employees including the CEO and senior financial officers. It is the responsibility of every Univest director, officer and employee to maintain a commitment to high standards of ethical conduct and to avoid any potential conflicts of interest. The Codes are designed not only to promote clear and objective standards for compliance with laws and accurate financial reporting – they also contain an accountability mechanism that ensures consistent enforcement of the codes and protection for persons reporting questionable behavior, including a fair process for determining possible violations. The Codes of Conduct are available on our website at www.univest.net.
      Any waiver of the Codes of Conduct for directors or executive officers must be approved by the Board or a committee of the Board and disclosed on Form  8-K within two days. Any waivers would also be posted on our website within two business days. The waiver reporting requirement process was established in 2003, and there have been no waivers.
TRANSACTIONS WITH MANAGEMENT AND OTHERS
      Univest National Bank and Trust Co. had transactions with directors/officers of Univest or their associates in 2004, which comply with regulations of the Comptroller of the Currency and the Federal Reserve System, involving only normal risks which were made in the ordinary course of business on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons and did not involve more than normal risk of collectability or present other unfavorable features.

      During 2004, the Corporation and its subsidiaries paid $1,941,700 to H. Mininger & Son, Inc. for building expansion projects which were in the normal course of business on substantially the same terms as available from others. H. Ray Mininger, a Director of the Corporation, is president of H. Mininger & Son, Inc.
COMPARISON OF 5 YEAR CUMULATIVE TOTAL RETURN*
AMONG UNIVEST CORPORATION, THE NASDAQ STOCK MARKET (U.S.) INDEX
AND THE NASDAQ BANK INDEX

*	$100 invested on 12/31/99 in stock or index, including reinvestment of dividends.
     The Stock Price Performance Graph shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent that Univest specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.
SHAREHOLDER PROPOSALS
      Proposals by shareholders which are intended to be presented at the Corporation’s 2006 Annual Meeting must be received by the Corporation no later than December 13, 2005, to be eligible for inclusion in the Proxy Statement and proxy relating to that meeting.

      According to bylaws of the Corporation, a proposal for action to be presented by any shareholder at an annual or special meeting of shareholders shall be out of order unless specifically described in the Corporation’s notice to all shareholders of the meeting and the matters to be acted upon thereat or unless the proposal shall have been submitted in writing to the Chairman and received at the principal executive offices of the Corporation at least 120 days prior to the date of such meeting, and such proposal is, under law, an appropriate subject for shareholder action.
OTHER BUSINESS
      The Board and Management do not intend to present to the meeting any business other than as stated above. They know of no other business which may be presented to the meeting. If any matter other than those included in this proxy statement is presented to the meeting, the person named in the accompanying proxy will have discretionary authority to vote all proxies in accordance with their best judgment.
      SHAREHOLDERS ARE URGED TO VOTE. Please take a moment now to cast your vote over the Internet or by telephone in accordance with the instructions set forth on the enclosed proxy card, or alternatively, to complete, sign, and date the enclosed proxy, solicited on behalf of the Board of Directors, and return it at once in the postage-paid envelope we have provided. The proxy does not affect the right to vote in person at the meeting and may be revoked prior to the call for a vote.
By Order of the Board of Directors
Souderton, Pennsylvania
WILLIAM S. AICHELE
Chairman
March 11, 2005
WALLACE H. BIELER
Secretary

UNIVEST
CORPORATION OF PENNSYLVANIA
14 North Main Street, P.O. Box 64197, Souderton, Pennsylvania, 18964
REVOCABLE PROXY
ANNUAL MEETING OF SHAREHOLDERS — APRIL 12, 2005

The annual Meeting of Shareholders of Univest Corporation of Pennsylvania will be held on Tuesday, April 12, 2005, at the Univest Building, 14 North Main Street, Souderton, Pennsylvania, at 10:45 a.m.

IF YOU ARE CHOOSING TO VOTE BY MAIL, PLEASE COMPLETE, SIGN, AND DATE YOUR PROXY AND VOTING INSTRUCTION CARD, DETACH IT, AND RETURN IT PROMPTLY IN THE ENCLOSED REPLY ENVELOPE.

UNIVEST’S DIRECTORS RECOMMEND A VOTE “FOR” ITEMS 1 and 2.

1.	Election of Four Class III Directors	☐ For	☐ Withheld

          1 — Marvin A. Anders            2 — R. Lee Delp            3 — H. Ray Mininger            4 — P. Gregory Shelly

     FOR, EXCEPT VOTE WITHHELD FROM THE FOLLOWING NOMINEE(S):

2.	Election of Three Alternate Directors	☐ For	☐ Withheld

          5 — Richard W. Godshall            6 — Margaret K. Zook            7 — William G. Morral

     FOR, EXCEPT VOTE WITHHELD FROM THE FOLLOWING NOMINEE(S):

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THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS
OF UNIVEST CORPORATION OF PENNSYLVANIA FOR THE ANNUAL
MEETING OF SHAREHOLDERS ON APRIL 12, 2005.

The undersigned, having received the Notice of Annual Meeting of Shareholders and Proxy Statement, each dated March 11, 2005, hereby appoints Wallace H. Bieler, Secretary, proxy to represent the undersigned and to vote all of the shares of the Common Stock of Univest Corporation of Pennsylvania, (the “Corporation”) that the undersigned would be entitled to vote if personally present at the 2005 Annual Meeting of Shareholders of the Corporation, or any adjournment thereof, as directed on the reverse side and in their discretion on such other matters as may properly come before the meeting or any adjournment thereof.

The shares represented by this proxy will be voted as directed on the reverse side hereof. If no direction is given, however, the shares represented by this proxy will be voted FOR the election of the nominees for Director (those nominees are Marvin A. Anders, R. Lee Delp, H. Ray Mininger, and P. Gregory Shelly), and FOR the election of the nominees for Alternate Director (those nominees are Richard W. Godshall, Margaret K. Zook, and William G. Morral).

Signature:

Signature:

Date:

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YOUR VOTE IS IMPORTANT
VOTE TODAY IN ONE OF THREE WAYS:

1.	VOTE BY TELEPHONE: After you call the phone number below, you will be asked to enter the control number at the bottom of the page. You will need to respond to only a few simple prompts. Your vote will be confirmed and cast as directed.

Call toll-free in the U.S. or Canada at 1-866-626-4508 on a touch-tone telephone

OR

2.	VOTE BY INTERNET: Log-on to www.votestock.com Enter your control number printed below Vote your proxy by checking the appropriate boxes Click on “Accept Vote”

OR

3.	VOTE BY MAIL: If you do not wish to vote by telephone or over the internet, please complete, sign, date and return the above proxy card in the pre-paid envelope provided.

YOUR CONTROL NUMBER IS:

You may vote by telephone or Internet 24 hours a day, 7 days a week.
Your telephone or Internet vote authorizes the named proxies to vote in the same manner as if you marked, signed and returned your proxy card.